As filed with the Securities and Exchange Commission on May 17, 2005  SEC File No. -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

UNITED FINANCIAL MORTGAGE CORP.
(Exact name of registrant as specified in its charter)

Illinois (State of incorporation or organization)	36-3440533 (I.R.S. Employer Identification No.)

815 Commerce Drive, Suite 100, Oak Brook, Illinois (Address of principal executive offices)	60523 (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [   ]

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities to be registered pursuant to Section 12(b) of the Act: None

Securities Act Registration Statement File Numbers to which this form relates (if applicable): N/A

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, no par value

Item 1. Description of Registrant’s Securities to be Registered.

Information concerning the Registrant’s Common Stock, no par value, is contained in the Registrant’s Registration Statement on Form SB-2, filed with the Securities and Exchange Commission on October 14, 2003 (SEC File No. 1-14127) and such information is incorporated herein by reference together with all amendments or reports filed for the purpose of updating such descriptions.

Item 2. Exhibits.

1.
Amended and Restated Articles of Incorporation of United Financial Mortgage Corp. (Filed as an exhibit to United Financial Mortgage Corp.’s Registration Statement on Form SB-2 filed on May 14, 1997 (SEC File No. 1-14127) and incorporated by reference herein.)

2.
Bylaws of United Financial Mortgage Corp. (Filed as an exhibit to United Financial Mortgage Corp Quarterly Report on Form 10-Q/A filed on September 17, 2004 (SEC File No. 1-14127) and incorporated by reference herein.)

3.
Amendment to Bylaws of United Financial Mortgage Corp. (Filed as an exhibit to United Financial Mortgage Corp.’s Quarterly Report on Form 10-Q/A filed on September 17, 2004 (SEC File No. 1-14127) and incorporated herein by reference.)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on their behalf by the undersigned, thereto duly authorized.

UNITED FINANCIAL MORTGAGE CORP.

Date: May 17, 2005	By:	/s/ Steve Y. Khoshabe
Steve Y. Khoshabe
President and Chief Executive Officer